FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                      20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           TRADING SOLUTIONS.COM, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

      NEVADA                                                   88-0425691
      ------                                                   ----------
(State of incorporation                                    (I.R.S. Employer
 or organization)                                          Identification No.)

200 Camino Aguajito, Suite 200, Monterey, California                   93940
----------------------------------------------------                   -----
(Address of principal executive offices)                            (Zip Code)

     To be registered pursuant to Section 12(b) of the Act:

                    Title of each class to be so registered:

                                      NONE
                                      ----

         Name of each exchange on which each class is to be registered:

                                      NONE
                                      ----

If this Form related to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c). Check the following ______.

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  purusant  to  General
Instruction A.(d). Check the following   X .

Securities  Act  registration  statement file number to which this form relates:
333-85787.

     Securities to be registered pursuant to Section 12(g) of the Act:

                         150,000 Shares of Common Stock
                         ------------------------------
                                (Title of class)